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                                 EXHIBIT 11.1
                    TECHFORCE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
 FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996 AND THE THREE MONTHS
                     ENDED JUNE 30, 1997 AND JUNE 30, 1996

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                                                                Quarter Ended  Quarter Ended    Six Months Ended    Six Months Ended
                                                                June 30, 1997  June 30, 1996     June 30, 1997       June, 30 1996
                                                                ------------   --------------   --------------      ------------
Primary:
    Weighted average shares outstanding ................           8,027,174       7,905,500          8,003,929           7,905,500
    Net effect of dilutive securities, based on the
      treasury stock and if-converted methods ..........             267,056               0            291,776             488,647
                                                                ------------  --------------     --------------        ------------
Total Shares used in computation  ......................           8,294,230       7,905,500          8,295,705           8,394,147

Net Income  ............................................        $    933,000  $     (508,000)    $    1,893,000        $    399,000

Net income per common and common equivalent share ......        $       0.11  $        (0.06)    $         0.23        $       0.05


Fully diluted:
    Weighted average shares outstanding ................           8,027,174       7,905,500          8,003,929           7,905,500
    Net effect of dilutive securities, based on the
      treasury stock and if-converted methods ..........             312,953               0            326,793             488,647
                                                                ------------  --------------     --------------        ------------
Total Shares used in computation  ......................           8,340,127       7,905,500          8,330,722           8,394,147

Net Income  ............................................        $    933,000  $     (508,000)    $    1,893,000        $    399,000

Net income per common and common equivalent share ......        $       0.11  $        (0.06)    $         0.23        $       0.05

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